TBS International Limited Announces Proposed Redomiciliation in Ireland

HAMILTON, BERMUDA, October 19, 2009 -- TBS International Limited (NASDAQ: TBSI) (“TBS”) announced today that its Board of Directors has unanimously approved a transaction that will change the place of incorporation of the company whose shares TBS shareholders own to Ireland from Bermuda.  TBS shareholders will be asked to vote in favor of the proposed move at a special meeting of shareholders expected to be held within the next two to three months.

If the conditions to the proposed transaction are satisfied, including approval by TBS’s shareholders and the Supreme Court of Bermuda, TBS International plc, an Irish company (“TBS-Ireland”), will become TBS’s parent company.  Current shareholders of TBS will become shareholders of TBS-Ireland.  TBS-Ireland  will be registered with the U.S. Securities and Exchange Commission (“SEC”) and be subject to the same SEC reporting requirements as TBS is today.  TBS-Ireland’s shares will trade on the Nasdaq Global Select Market under the ticker symbol “TBSI”, the same symbol under which TBS shares are currently traded.  TBS expects the move to take effect shortly after shareholder approval.

Joseph E. Royce, Chairman, Chief Executive Officer and President stated, “After a careful review, our Board of Directors has determined that changing our place of incorporation to Ireland is in the best interest of the company and our shareholders.  We believe that incorporating in Ireland will provide us with economic benefits and help ensure our continued global competitiveness.

“As a member of the European Union, Ireland offers a stable political and economic environment and sophisticated, well-developed corporate, legal and regulatory environment. It also has a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with European Union member states, the US and other countries around the world where TBS does business. In addition, Ireland has the financial and legal infrastructure to meet TBS’s current and future needs.”
TBS does not expect any material change in its operations, financial results or tax treatment as a result of the change in its place of incorporation.

This communication is being made in respect of the proposed transaction.  In connection with the transaction, TBS  intends to file a preliminary proxy statement today with the SEC and mail a final proxy statement to its shareholders.  Shareholders are urged to read such proxy statement when it becomes available because it will contain important information.  The proxy statement will be, and other documents filed or to be filed by TBS with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) and at TBS’s website (www.tbsship.com).

TBS and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of TBS shareholders in connection with the transaction will be set forth in the proxy statement when it is filed with the SEC.  You can find information about TBS’s directors and executive officers in the definitive proxy statement filed on April 30, 2009.  You can obtain free copies of these documents from TBS on TBS’s website at www.tbsship.com.

Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

•	TBS may not pursue the transaction;
•	TBS will not be able to complete the transaction in the time period anticipated, or at all, which is dependent on actions by certain third party government agencies;
•	the transaction might not achieve the anticipated benefits for TBS;
•	changes in demand for the company's services, which are increasingly difficult to predict due to the current economic downturn and the widespread reduction of business activity generally;
•	a decline in rates in the shipping market will continue for a prolonged period;
•	the effect of a decline in vessel valuations;
•	the company's ability to maintain financial ratios and satisfy financial covenants in its credit facilities;
•
changes in rules and regulations applicable to the shipping industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries;

•	actions taken by regulatory authorities;
•	changes in trading patterns significantly impacting overall vessel tonnage requirements;
•	changes in the typical seasonal variations in charter rates;
•	increases in costs, including changes in production of or demand for oil and petroleum products, crew wages, insurance, provisions, repairs and maintenance, generally or in particular regions;
•	the risk that financial counterparties will default;
•	changes in general domestic and international political conditions;
•	changes in the condition of the company's vessels or applicable maintenance or regulatory standards, which may affect, among other things, its anticipated drydocking or maintenance and repair costs;
•	increases in the cost of the company's drydocking program or delays in its anticipated drydocking schedule;
•
China Communications Construction Company Ltd./Nantong Yahua Shipbuilding Group Co., Ltd.'s ability to complete and deliver the vessels on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements; and

•
other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the period ended December 31, 2008 and its subsequent reports on Form 10-Q and Form 8-K.

About TBS International Limited:

TBS is a fully-integrated transportation service company that offers customers the TBS Five Star Service consisting of: ocean transportation, operations, logistics, port services, and strategic planning. TBS offers liner, parcel and bulk services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels and newbuild tonnage. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.

Visit our website at www.tbsship.com

For more information, please contact:

Company Contact:
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Tel. 914-961-1000
InvestorRequest@tbsship.com

Investor Relations / Media:
Nicolas Bornozis
Capital Link, Inc. New York
Tel. 212-661-7566
tbs@capitallink.com